As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETROLEUM DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	95-2636730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
120 Genesis Boulevard
Bridgeport, WV 26330
(304) 842-3597
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2005 Non-Employee Director Restricted Stock Plan
(Full Title of the Plan)
Daniel W. Amidon, Esq.
General Counsel
Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, WV 26330
(304) 842-3597
(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:
Laurence S. Lese, Esq.
Richard A. Silfen, Esq.
Duane Morris LLP
505 9th Street, N.W., Suite 1000
Washington, DC 20004
(202) 776-7800
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	per Share (2)	Price (2)	Registration Fee
Common Stock, $.01 par value per share	60,000 shares	$12.93	$775,800	$30.49

(1)	This Registration Statement registers under the Securities Act of 1933, as amended (the “Act”), 60,000 shares of the Registrant’s Common Stock which may be offered or sold pursuant to the Petroleum Development Corporation 2005 Non-Employee Director Restricted Stock Plan, as amended and restated effective as of March 8, 2008 (the “Plan”). An aggregate of 100,000 shares of the Registrant’s Common Stock are authorized for issuance under the Plan. Of the 100,000 shares, 40,000 shares were previously registered (the “Previously Registered Shares”) under the Act pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-126444). The Previously Registered Shares originally were issuable under the Registrant’s 2005 Non-Employee Director Restricted Stock Plan (the “2005 Plan”), as adopted and effective on June 10, 2005. The Previously Registered Shares were previously issued under the 2005 Plan or are currently issuable under the Plan. The registration fee for the shares issuable under the Plan, other than the Previously Registered Shares, is $30.49. The Registrant previously paid the registration fee for the Previously Registered Shares. This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416(c) promulgated under the Act.

(2)	Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(c) and (h)(1), upon the average of the highest and lowest quoted selling prices of the Registrant’s Common Stock reported on the Nasdaq Global Select Market on February 23, 2009, a date within five days of the date on which this Registration Statement was filed.
     An Exhibit Index is included on page II-5 of this Form S-8.
     Pursuant to Rule 429 under the Act, the prospectus forming a part of this Registration Statement also relates to securities registered pursuant to the following Registration Statement of the Registrant: Commission File No. 333-126444.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
EXHIBIT INDEX
SIGNATURES
EX-5.1
EX-10.1
EX-23.1
EX-23.2
EX-23.4
EX-23.5

EXPLANATORY NOTE
     Petroleum Development Corporation (the “Company”) previously filed a registration statement on Form S-8 (the “Prior Registration Statement”) relating to the Company’s 2005 Non-Employee Director Restricted Stock Plan, as amended and restated on March 8, 2008 (the “Plan”) with the following file number: File No. 333-126444. On June 23, 2008, the shareholders of the Company approved an amendment to the Plan that, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) authorized for issuance under the Plan from 40,000 to 100,000. Accordingly, this registration statement is being filed to register the additional 60,000 shares of Common Stock.
     Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents and portions of documents filed by Petroleum Development Corporation (“PDC”) with the Commission are hereby incorporated into this Registration Statement by reference:
(a)	PDC’s Annual Report on Form 10-K for the year ended December 31, 2007;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

(c)	Our Current Reports on Form 8-K filed on January 7, 2008, January 14, 2008, January 29, 2008, February 7, 2008 (with respect to the report dated February 1, 2008), February 12, 2008 (with respect to the two reports, each of which is dated February 8, 2008), February 19, 2008, February 22, 2008, March 13, 2008 (with respect to the reports dated March 7, 2008 and March 12, 2008), March 28, 2008, May 13, 2008 (with respect to the event dated May 9, 2008), June 6, 2008, June 13, 2008, June 26, 2008, July 14, 2008, July 21, 2008, July 23, 2008, August 8, 2008 (with respect to the report dated August 6, 2008), August 29, 2008, September 19, 2008, October 29, 2008, November 6, 2008, November 12, 2008, November 14, 2008, November 20, 2008, January 7, 2009 and January 13, 2009.

(d)	The description of our common stock, par value $0.01 per share, as set forth under the caption “Description of Capital Stock” presented on pages 43-44 in the prospectus portion of our Registration Statement on Form S-2 (SEC File No. 333-36369), filed with the SEC on October 31, 1997 and our prospectus dated November 4, 1997, filed with the SEC on November 4, 1997.

(e)	The description of our rights to purchase shares of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on September 14, 2007, including any amendments thereto.
     PDC additionally incorporates by reference herein all documents subsequently filed by PDC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     PDC’s bylaws contain provisions providing that PDC shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or other agent of PDC, or is or was serving at the request of PDC as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with that proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of PDC, and in actions by PDC with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.
     To the extent that any director, officer, employee or other agent of PDC has been successful on the merits in defense of any proceeding referred to in the bylaws, that person shall be indemnified against expenses actually and reasonably incurred by that person in connection with that proceeding. Except as provided in the preceding sentence, any indemnification may be made by PDC only if authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper in the circumstances because that person has met the applicable standard of conduct set forth in the bylaws by (a) a majority vote of a quorum consisting of directors who are not parties to the proceeding; (b) approval by the affirmative vote of a majority of the shares of PDC represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum); or (c) the court in which the proceeding is or was pending, upon application made by PDC or the subject person or the attorney or other person rendering the services in connection with the defense, whether or not the application by the subject person, attorney or other person is opposed by PDC.
     Expenses incurred in defending any proceeding may be advanced by PDC before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or other agent of PDC to repay the amount of the advance unless it shall be determined ultimately that the subject person is entitled to be indemnified as authorized by the bylaws.
     PDC’s Articles of Incorporation provide that no director or officer of PDC shall be personally liable to PDC or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statues; and (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     See the Exhibit Index included herewith which is incorporated herein by reference.
Item 9. Undertakings
(a) The undersigned hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering in range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Duane Morris LLP.

10.1	2005 Non-Employee Director Restricted Stock Plan, as amended and restated as of March 8, 2008.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Duane Morris LLP (included in Exhibit 5.1).

23.4	Consent of Ryder Scott Company, LP.

23.5	Consent of Wright & Company.

24.1	Power of Attorney (included on the signature page hereto for Petroleum Development Corporation).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of West Virginia, on February 26, 2009.

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ RICHARD W. MCCULLOUGH
Richard W. McCullough
Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY
           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Richard W. McCullough, Gysle R. Shellum and Daniel W. Amidon, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD W. MCCULLOUGH Richard W. McCullough	Chairman of the Board of Directors, Chief Executive Officer and President (principal executive officer)	February 26, 2009

/s/ GYSLE R. SHELLUM Gysle R. Shellum	Chief Financial Officer (principal financial officer)	February 26, 2009

/s/ DARWIN L. STUMP Darwin L. Stump	Chief Accounting Officer (principal accounting officer)	February 26, 2009

Signature	Title	Date

/s/ STEVEN R. WILLIAMS Steven R. Williams	Director	February 26, 2009

/s/ VINCENT F. D’ANNUNZIO Vincent F. D’Annunzio	Director	February 26, 2009

Jeffrey C. Swoveland	Director

Kimberly Luff Wakim	Director

/s/ DAVID C. PARKE David C. Parke	Director	February 26, 2009

Anthony J. Crisafio	Director

Joseph E. Casabona	Director

/s/ LARRY F. MAZZA Larry F. Mazza	Director	February 26, 2009